SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices) (Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 15, 2007 the Board of Directors approved and adopted the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), subject to the approval of the Company’s shareholders. The 2007 Plan provides for the issuance of both “incentive” and “nonqualified” stock options to officers and employees, and of “nonqualified” stock options to non-employee directors, of the Company and its subsidiaries. The 2007 Plan also provides for the issuance of restricted stock awards to these same classes of eligible participants, which awards may be granted on such terms and conditions as are established by the Board of Directors or the Compensation Committee in its discretion.

The maximum number of shares to be issued under the 2007 Plan is 1,500,000 shares of the Company’s authorized but unissued common stock, subject to adjustment for stock splits and dividends. This maximum number covers both restricted stock awards and stock options to be granted under the 2007 Plan, and will also include all outstanding options under the Company’s 1998 Stock Option Plan (“1998 Plan”), which options will be transferred to the 2007 Plan upon shareholder approval thereof. The 1998 Plan will be terminated at that time.

All options under the 2007 Plan must be granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant, and will be exercisable in installments as provided in individual stock option agreements. In the event of a “Change in Control” as defined in the 2007 Plan, all outstanding options thereunder shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless such options are assumed by the successor corporation or substitute options are granted. Options will terminate in the event an optionee ceases to be employed by or to serve as a director of the Company or its subsidiaries, and the vested portion thereof must be exercised within 30 days after such cessation of employment or service.

The above summary is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached as Exhibit 10.29 to this Form 8-K and is incorporated herein by reference. A complete description of all material terms of the 2007 Plan will also be included in the Company’s proxy statement relating to the 2007 Annual Meeting of Shareholders at which shareholder approval of the 2007 Plan will be solicited.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendments to Articles of Incorporation or Bylaws

On February 15, 2007, the Board of Directors adopted Amended and Restated Bylaws for the Company (the “Amended Bylaws”). A copy of the Amended Bylaws is attached as Exhibit 3.3 to this Form 8-K and is incorporated herein by reference.

The Amended Bylaws (i) incorporate the current provisions of the California Corporations Code concerning electronic communications with directors and shareholders, and holding of certain meetings by electronic means if desired; (iii) allow the

Company to distribute annual reports to shareholders by qualifying electronic means if approved by the Board of Directors (if consistent with SEC rules); (iii) allow the Company to implement an additional method of issuing shares via electronic book-entry form; and (iv) modify the time periods prescribed for shareholders to be able to nominate directors.

With respect to the director nomination process, the previous Bylaws specified that notice of intention to make any nominations, other than by the Board of Directors, must be made in writing and must be received by the President of the Company no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders. The new provision specifies that such written nominations must be received by the Secretary of the Company not less than one hundred twenty (120) calendar days in advance of the date corresponding to that on which the Company’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (i) one hundred and twenty (120) days prior to such annual meeting; or (ii) ten (10) days after the date the notice of such meeting is sent to shareholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.3	Amended and Restated Bylaws of the Company
10.29	2007 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: February 20, 2007	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Executive Vice President & Chief Financial Officer